UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2012

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 and 5.07.	Election of Directors

On November 6, 2012, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Indiana member directors to the Board, each with terms beginning January 1, 2013, and ending on December 31, 2016. Each of the elected directors' Board Committee assignments will be determined at the November Board meeting and identified in the Bank's 2012 Form 10-K filing.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“FHFA”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Indiana Member Director Election

Two Indiana member director seats were open. Maurice F. Winkler III was re-elected to the first open seat, with 596,803 shares voted in his favor. Mr. Winkler is President and CEO of Peoples Federal Savings Bank of DeKalb County, Auburn, Indiana.

Karen F. Gregerson was elected to the second open seat, with 510,138 shares voted in her favor. Ms. Gregerson is Senior Vice President and CFO of STAR Financial Bank, Fort Wayne, Indiana.

The other member director candidates not elected in Indiana were Michael R. Becher with 349,905 shares voted; Samuel E. Eckart with 344,253 shares voted; John M. Kennedy with 209,940 shares voted; and Christopher A. Wolking with 439,266 shares voted.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the FHFA. This review was conducted by the FHFA before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were two district-wide independent director seats open. Carl E. Liedholm was re-elected to the first open seat, with 1,798,585 shares voted in his favor. Mr. Liedholm is a Professor of Economics at Michigan State University in East Lansing, Michigan. Jonathan P. Bradford was re-elected to the second open seat, with 1,666,393 shares voted in his favor. Mr. Bradford is President and CEO of Inner City Christian Federation in Grand Rapids, Michigan. Mr. Bradford is designated as a public interest director.

Director Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2013 Director Compensation and Travel Expense Reimbursement Policy, which will be finalized at the November Board meeting and attached to the Bank's 2012 Form 10-K filing. In accordance with FHFA regulations, the final 2013 Director Compensation and Travel Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, will be provided to the FHFA Director for review.

Item 9.01.	Financial Statements and Exhibits

Copies of the letters to shareholders announcing the results of the member and independent director elections, which will be mailed on Thursday, November 8, 2012, are attached as Exhibits 99.1 and 99.2 and incorporated by reference in this report. A copy of the Bank's press release dated November 7, 2012, is attached as Exhibit 99.3 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 7, 2012

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
Executive Vice President - Chief Operating Officer, Chief Financial Officer

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to Michigan shareholders announcing independent director district-wide election results, dated November 8, 2012
99.2	Letter to Indiana shareholders announcing Indiana member director and independent director district-wide election results, dated November 8, 2012
99.3	Press Release dated November 7, 2012